SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRIFFIN LAND & NURSE

          GAMCO INVESTORS, INC.
                                 3/01/00            5,000-           10.5625
                                 3/01/00              300-           10.3750
                                 2/09/00            2,250-           10.3750
                                 2/03/00              500-           10.3750
                                 1/27/00            1,000-           10.3750
                                 1/18/00            1,000            11.5000
                                12/30/99               45-           11.5000





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MAREKET.

          (2) PRICE EXCLUDES COMMISSION.